EXHIBIT 24.1


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                                 ORTON & COMPANY
                           CERTIFIED PUBLIC ACCOUNTANT
                          50 WEST BROADWAY, SUITE 1130
                            SALT LAKE CITY, UT 84101
                                 (801) 537-7044
                               (801) 363-0615 FAX




              CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




                      NETAMERICA INTERNATIONAL CORPORATION
                            f/k/a Venture World, Ltd.

Dated: October 14, 1998


         I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated April 21, 1998 appearing on page F-1 of NetAmerica International Corporation f/k/a Venture World, Ltd. Annual Report on Form 10-KSB for the year ended December 31, 1997. I also consent to the reference to me under the heading "Exhibits" in such Registration Statement.



                                            Orton & Company



                                            BY:/s/Orton & Company
                                            ---------------------------
                                            Certified Public Accountant